UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Avenue, Coeur d’Alene, ID 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements and Item 2.03 Creation of a Direct Financial Obligation

On June 6, 2014, the Registrant (the “Company” or “JayHawk”) entered into a Securities Purchase Agreement with an accredited investor (the “Investor”), wherein the Company agreed to sell and the Investor agreed to purchase a $200,000 Secured Convertible Debenture (the “Debenture”).  The Debenture is due sixty (60) months from the date of closing (the “Securities Purchase Agreement,” and “Debenture” collectively constitute the “Offering”). The Debenture is secured by a security agreement granting the Investor a security interest in and to all of the Company’s assets located in the State of Kansas.  At closing, the Company will also enter into a Stock Pledge Agreement pledging to the Investor, as additional security, all of the Company’s right, title and interest in and to the capital stock of JayHawk Gas Transportion Corporation (a wholly owned subsidiary of the Company and the owner of the Company’s gas transmission pipeline in Kansas).

Additionally, the Company agrees to pay the Investor a per barrel fee (the “Disposal Fee”) for each barrel of wastewater, which emanates from the Company’s five (5) currently producing, as of the original issue date of the Debenture, oil wells located in North Dakota, which is disposed of in the Company’s proposed wastewater disposal well to be located in North Dakota (the “Disposal Well”).  For a period commencing on the original issue date of the Debenture and continuing for five (5) years or until the Debenture is repaid by the Company, whichever is sooner, the Disposal Fee will be equal to fifty cents ($.50) per barrel of wastewater disposed of in the Disposal Well.  Thereafter the Disposal Fee shall be equal to twenty five cents ($.25) per barrel of wastewater, emanating from the Company’s 5 currently producing, as of the date the Debenture is issued, oil wells located in North Dakota, disposed of in the Disposal Well.

The Debenture is convertible at any time after the original issue date into a number of shares of the registrant’s common stock, determined by dividing the amount to be converted by a conversion price of $0.01 per share, or an aggregate of  20,000,000 shares.

The securities were issued by the Company in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.  The proceeds received may be used as general working capital.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.01   Form of Securities Purchase Agreement

99.02   Form of Secured Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: June 6, 2014	By:	/s/ Kelly J. Stopher
Name: Kelly J. Stopher Title: President, CEO and CFO